Exhibit 99.1

Execution Copy
PURCHASE AND SALE AGREEMENT
This PURCHASE AND SALE AGREEMENT (this “Agreement”), effective as of September 30, 2016 (the “Effective Date”), is entered into by and among Magellan Petroleum Corporation, a Delaware corporation (the “Purchaser”), and the former owners of the membership interests in Nautilus Technical Group LLC, formerly a Colorado limited liability company (“Nautilus Technical”), and Eastern Rider LLC, formerly a Colorado limited liability company (“Eastern Rider”), listed on Schedule A hereto (each a “Seller,” and collectively, the “Sellers”). Purchaser and Sellers are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, Nautilus Poplar LLC, a Montana limited liability (“Nautilus Poplar”) owns and operates oil development assets, including working interests in the East Poplar Unit field and the Northwest Poplar field in Roosevelt County, Montana (both fields, collectively the “Poplar Fields”);
WHEREAS, Purchaser and Sellers are parties to that certain Purchase and Sale Agreement dated as of September 2, 2011 (the “2011 PSA”), pursuant to which Purchaser purchased from Sellers, and Sellers sold to Purchaser, 100% of the membership interests in Nautilus Technical and Easter Rider;
WHEREAS, immediately prior to the closing of the transactions contemplated by the 2011 PSA, (i) Nautilus Technical (A) owned, beneficially and of record, 10% of the membership interests in Nautilus Poplar, and (B) directly owned working interests in the Northwest Poplar Field and the East Poplar Unit; and (ii) Eastern Rider owned, beneficially and of record, 6.54% of the membership interests in Nautilus Poplar;
WHEREAS, the 2011 PSA provides for potential future contingent production payments, payable by Purchaser in cash to Sellers, of up to a total of Five Million Dollars ($5,000,000) if certain average daily production rates for the Poplar Fields are achieved;
WHEREAS, pursuant to the 2011 PSA, (i) if the First Production Payout Condition (as defined in the 2011 PSA) is satisfied, Purchaser is obligated to pay Two Million Dollars ($2,000,000) (the “First Production Payout Amount”) to Sellers, and (ii) if the Second Production Payout Condition (as defined in the 2011 PSA) is satisfied, Purchaser is obligated to pay Three Million Dollars ($3,000,000) (the “Second Production Payout Amount,” and together with the First Production Payout Amount, the “Contingent Production Payments”) to Sellers;
WHEREAS, on August 1, 2016, Purchaser sold to One Stone Holdings II LP, a Delaware limited partnership (“One Stone”), 100% of the outstanding membership interests in Nautilus Poplar pursuant to that certain Exchange Agreement dated as of March 31, 2016, by and between Purchaser and One Stone;
WHEREAS, on August 2, 2016, Purchaser entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) with Tellurian Investments Inc., a Delaware corporation (“Tellurian”), and River Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Purchaser (“Merger Sub”); and
WHEREAS, Purchaser desires to purchase from Sellers, and Sellers desire to sell to Purchaser, the Contingent Production Payments on the terms and subject to the conditions set forth in this Agreement.

Exhibit 99.1

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, covenants, agreements, terms and conditions contained in this Agreement, the benefits to be derived therefrom and other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Incorporation of Recitals. The recitals above are hereby incorporated into this Agreement.
2.Purchase and Sale.
(a)Within two business days after the Parties’ execution of this Agreement and Purchaser’s receipt from Sellers of delivery instructions for the Deposit (as defined below), Purchaser shall pay a total of Two Thousand Five Hundred Dollars ($2,500) in the aggregate to Sellers in the proportions set forth opposite their respective names on Schedule A hereto (collectively, the “Deposit”). Each payment comprising part of the Deposit shall be (i) made in the form of a bank check of immediately available funds; (ii) delivered pursuant to the written instructions of Sellers; and (iii) non-refundable, regardless of whether the transactions contemplated hereby actually close.
(b)Upon the terms and subject to the conditions of this Agreement, at the closing of the transactions contemplated hereby (the “Closing”), Sellers shall unconditionally and irrevocably sell, assign, transfer, and convey to Purchaser, and Purchaser shall purchase and assume from Seller, all rights, interests and obligations to, in and under the Contingent Production Payments, free and clear of any liens, restrictions or encumbrances of any kind (collectively, “Liens”). From and after the Effective Date, no Seller shall have any rights, title or interest in or to the Contingent Payment Amounts.
3.Share Issuance.
(a)In consideration for the purchase and sale provided for in Section 2, at Closing, Purchaser shall issue to Sellers 90,350 shares (the “Shares”) of common stock of Purchaser, $0.01 par value per share (“Common Stock”) (the aggregate number of all such Shares constituting the “Share Consideration”).
(b)The Shares shall be issued in book-entry form unless otherwise requested by a Seller. Certificates, if any, representing the Shares will bear legends referring to the U.S. securities laws. Each Seller acknowledges and agrees for the benefit of Purchaser that no Shares may be issued to such Seller pursuant to this Agreement in the absence of the receipt by Purchaser or its duly appointed stock transfer agent, at least two (2) business days prior to the issuance of the Shares, of a completed IRS Form W-9 or IRS Form W-8, as the case may be, duly executed by such Seller.
4.Closing. The Closing shall take place at the offices of Davis Graham & Stubbs LLP, 1550 17th Street, Suite 500, Denver, Colorado 80202, on the second (2nd) business day after the satisfaction or waiver of the conditions set forth in Section 7 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other place, date and time as Purchaser and Sellers shall agree. The date on which the Closing actually occurs is referred to as the “Closing Date.”
5.Representations, Warranties and Covenants of Sellers. Each Seller represents and warrants to Purchaser as follows:
(a)The Contingent Production Payments are owned beneficially, entirely and completely by Seller in the amounts set forth opposite his, her or its name on Schedule A hereto, free and clear of any and all Liens. Seller has not granted any rights, warrants, options, subscriptions, agreements or commitments to sell or acquire the Contingent Production Payments, any part thereof, or any right or benefit related thereto to any party other than Purchaser pursuant to this Agreement. Seller agrees to the Deposit to be paid and the Shares to be issued in exchange for the Contingent Production Payments provided for in Section 2 and acknowledges and agrees that the Deposit and Share Consideration are fair and reasonable to Sellers and represent the sole amounts to be received by Sellers in the proportions set forth on Schedule A hereto, in

Exhibit 99.1

respect of the Contingent Production Payments, and in connection with the transactions contemplated by this Agreement.
(b)Seller has the full and complete power, authority and legal capacity to enter into and consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered (and in the case of JTWI Corporation and Pebcor Enterprises, LLC, duly approved and authorized) by Seller and (assuming due authorization, execution and delivery by Purchaser) constitutes the valid and binding agreement of Seller, enforceable in accordance with its terms. Seller’s execution and delivery of this Agreement and the consummation of the transactions contemplated herein do not violate, and are not restricted by, any agreement or obligation of Seller, nor will they result in any violation of or be in conflict with any document, instrument, judgment, decree, order, statute, rule or regulation applicable to Seller.
(c)No consents, approvals or filings, other than such as have heretofore been obtained or made, are required to authorize or consummate the execution and delivery of this Agreement by Seller or the sale of the Contingent Production Payments as herein contemplated. Seller agrees to furnish to Purchaser such further information, to execute and deliver to Purchaser such other documents, and to do such other acts and things as Purchaser may reasonably request for the purpose of carrying out the intent of this Agreement.
(d)No suit, action, or legal, administrative, arbitration or other proceeding or governmental investigation is pending or, to Seller’s knowledge, threatened against Seller or related to the Contingent Production Payments where such action would reasonably be expected to have an adverse effect on the transactions contemplated by, or the consummation of the transaction provided for in, this Agreement.
(e)Seller is not a director, officer or holder of 5% or more of the Common Stock or voting power outstanding of Purchaser.
(f)In exchange for the Contingent Production Payments, Seller is acquiring, among other things, the Shares in the proportion set forth opposite his, her or its name on Schedule A hereto solely for his, her or its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Seller acknowledges that the Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Seller is able to bear the economic risk of holding the Shares in the proportion set forth opposite his, her or its name on Schedule A hereto for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of his, her its investment.
6.Representations, Warranties and Covenants of Purchaser. Purchaser represents and warrants to each Seller as follows:
(a)Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has the full and complete corporate power and authority to enter into and consummate the transactions contemplated by this Agreement. This Agreement has been duly approved, authorized, executed and delivered by Purchaser and (assuming due authorization, execution and delivery by Sellers) constitutes the valid and binding agreement of Purchaser, enforceable in accordance with its terms. Purchaser’s execution and delivery of this Agreement and the consummation of the transactions contemplated herein do not violate, and are not restricted by, any agreement or obligation of Purchaser, nor will they result in any violation of or be in conflict with any instrument, judgment, decree, order, statute, rule or regulation applicable to Purchaser.
(b)No consents, approvals or filings, other than such as have heretofore been obtained or made, are required to authorize or consummate the execution and delivery of this Agreement by Purchaser or the purchase of the Contingent Production Payments as herein contemplated. Purchaser agrees to furnish to any Seller such further information, to execute and deliver to any Seller such other documents, and to do

Exhibit 99.1

such other acts and things as any Seller may reasonably request for the purpose of carrying out the intent of this Agreement.
7.Conditions Precedent. The respective obligations of each Party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver, if permissible under applicable law) on or prior to the Closing Date of the following conditions:
(a)Closing of the Transactions Contemplated by the Merger Agreement. The transactions contemplated by the Merger Agreement shall have closed.
(b)No Injunctions or Restraints. No applicable law, injunction (whether preliminary or permanent), judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any person or governmental authority (collectively, “Restraints”) shall be in effect enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated hereby or making the consummation of the transactions contemplated hereby illegal.
8.Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:
(a)by the mutual written consent of Purchaser and Sellers in a written instrument; or
(b)by either Purchaser or Sellers:
(i)if the Closing shall not have been consummated on or before March 1, 2017; provided that the right to terminate this Agreement under this Section 8(b)(i) shall not be available to a Party if the inability to satisfy such condition was due to the failure of such Party to perform any of its obligations under this Agreement; or
(ii)if any Restraint having the effect set forth in Section 7(b) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8(b)(ii) shall not be available to a Party if such Restraint was due to the failure of such Party to perform any of its obligations under this Agreement.
9.Miscellaneous.
(a)This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.
(b)No Party may assign any of its rights or delegate any of its obligations under this Agreement without the written consent of the other Parties, and any attempted or purported assignment or delegation in violation of this sentence shall be null and void.
(c)Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties and their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.
(d)The representations and warranties set forth in Sections 5 and 6 shall survive the Closing.
(e)This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the Parties with respect to such subject matter.
(f)This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.
(g)The terms and conditions of this Agreement and the rights of the Parties shall be governed by and construed in all respects in accordance with the laws of the State of Colorado.
(h)This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Executed counterparts transmitted by electronic means shall be effective as originals.
(i)Each Party shall bear its own costs and expenses related to the negotiation, execution and performance of the terms and conditions of this Agreement.

Exhibit 99.1

[Signature page follows]

Exhibit 99.1

[Signature Page to Purchase and Sale Agreement]

IN WITNESS WHEREOF, Purchaser and Sellers have executed this Purchase and Sale Agreement to be effective as of the Effective Date.
PURCHASER:

MAGELLAN PETROLEUM CORPORATION

By:    /s/ Antoine J. Lafargue
Name: Antoine J. Lafargue
Title: President and Chief Executive Officer

SELLERS:

JTWI CORPORATION

By:    /s/ J. Thomas Wilson
Name: J. Thomas Wilson
Title: President

MONTY HOFFMAN

/s/ Monty Hoffman

PEBCOR ENTERPRISES, LLC

By:     /s/ Elliot L. Trepper
Name: Elliot L. Trepper
Title: President

GEORGE MAINZER

/s/ George Mainzer

TERRY ROSS

/s/ Terry Ross

NAING AYE

/s/ Naing Aye

WAYNE KAYMEYER

/s/ Wayne Kaymeyer

Exhibit 99.1

SCHEDULE A
Former Owners of Nautilus Technical and Eastern Rider

Seller	Ownership % of Nautilus Technical Before Closing of Transactions Contemplated by 2011 PSA	Ownership % of Eastern Rider Before Closing of Transactions Contemplated by 2011 PSA	First Production Payout Amount	Second Production Payout Amount	% of the Deposit and the Shares to be Received	Shares	Deposit
JTWI Corporation (J. Thomas Wilson) 700 East 9th Street, Suite 200 Denver, CO 80203 Telephone: (310) 279-2480 Facsimile (720) 570-3859	29.18%	0.00%	$400,256.07	$600,384.10	20.01%	18,082	$500.32
Monty Hoffman 6565 West Hoover Place Littleton, CO 80123 Telephone: (303) 921-1716 Facsimile: (720) 570-3859	32.82%	0.00%	$450,185.20	$675,277.81	22.52%	20,337	$562.74
Pebcor Enterprises, LLC (Elliott L. Trepper) 550 East 12th Avenue, Apt. 1905 Denver, CO 80203 Telephone: (303) 534-1839 Facsimile (303) 534-1842	19.50%	0.00%	$267,477.49	$401,216.24	13.37%	12,083	$334.35
George Mainzer 5808 South Kenton Street Englewood, CO 80111-3985 Telephone: (303) 721-7987 Facsimile (720) 570-3859	10.50%	0.00%	$144,026.34	$216,039.51	7.20%	6,506	$180.03
Terry Ross P.O. Box 1428 Poplar, MT 59255-1428 Telephone: (406) 768-7021 Facsimile (406) 768-5497	4.00%	0.00%	$54,867.18	$82,300.77	2.74%	2,479	$68.58
Naing Aye 5905 El Diente Court Golden, CO 80401 Telephone: (303) 384-3857 Facsimile (720) 934-7906	2.00%	0.00%	$27,433.59	$41,150.38	1.37%	1,239	$34.29

Exhibit 99.1

Seller	Ownership % of Nautilus Technical Before Closing of Transactions Contemplated by 2011 PSA	Ownership % of Eastern Rider Before Closing of Transactions Contemplated by 2011 PSA	First Production Payout Amount	Second Production Payout Amount	% of the Deposit and the Shares to be Received	Shares	Deposit
Wayne Kahmeyer 6835 Winter Ridge Court Castle Rock, CO 80108-3668 Telephone: (303) 884-5680 Facsimile (720) 570-3859	2.00%	0.00%	$27,433.59	$41,150.38	1.37%	1,239	$34.29
JTWI Corporation (J. Thomas Wilson) (same as above)	0.00%	100.00%	$628,320.54	$942,480.81	31.42%	28,385	$785.40
Total	100.00%	100.00%	$2,000,000.00	$3,000,000.00	100.00%	90,350	$2,500.00